                                                                     EXHIBIT 9.2



                                November 12, 2001


                   Re: Termination of Voting Trust Agreement

Ladies and Gentlemen:

         Reference is made to the Voting Trust Agreement, dated as of February 20, 1998 (the "Agreement"), among Universal Compression Holdings, Inc. ("Holdings"), each of the stockholders listed on the signature pages hereto (the "Stockholders") and John K. Castle, as Voting Trustee (the "Voting Trustee"). Capitalized terms not otherwise defined shall have their meanings assigned thereto in the Agreement.

         Pursuant to Section 12(b) of the Agreement, Holdings, each Stockholder and the Voting Trustee agree that, except for the provisions of Section 9 of the Agreement which shall survive, the Agreement hereby terminates, effective as of the date of the distribution of all shares of Holdings held by Castle Harlan, Partners III, L.P. to its limited partners (the "Distribution Date"). Holdings shall, or shall cause Holdings' transfer agent to, as soon as reasonably practicable after the date hereof, deliver to each Stockholder certificates representing the Shares of Holdings now owned by him or her, and, as a condition to the delivery of such certificates, each Stockholder shall deliver to the Voting Trustee the Voting Trust Certificates issued to such Stockholder representing the Shares owned by each of him or her. Holdings and the Voting Trustee shall take all steps reasonably necessary to cause the transfer agent of Holdings to issue to the Stockholders certificates representing the Shares without any legend or other notation concerning the Agreement of the voting trust created thereby.

         This termination agreement shall be governed by, and construed in accordance with the laws of the State of New York.

         This Termination may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

VOTING TRUSTEE:                          HOLDINGS:

                                         UNIVERSAL COMPRESSION HOLDINGS, INC.


    /s/ JOHN K. CASTLE                   By:  /s/ MARK L. CARLTON
-----------------------------               ------------------------------------
John K. Castle                                Name:
c/o Castle Harlan, Inc.                       Title:
150 East 58th Street
New York, NY 10155


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STOCKHOLDERS:



   /s/ SAMUEL URCIS
---------------------------------------------------
SAMUEL URCIS


BRANFORD CASTLE HOLDINGS, INC.


By:   /s/ JOHN K. CASTLE
    -----------------------------------------------
     Name:
     Title:


CASTLE Harlan offshore partners III, l.p.


By:   /s/ JOHN K. CASTLE
    -----------------------------------------------
     Name:
     Title:


CASTLE HARLAN AFFILIATES III, L.P.


By:   /s/ JOHN K. CASTLE
    -----------------------------------------------
     Name:
     Title:


FROGMORE FORUM FAMILY FUND L.L.C.


By:   /s/ JOHN K. CASTLE
    -----------------------------------------------
     Name:
     Title:


  /s/ LEONARD M. HARLAN
---------------------------------------------------
LEONARD M. HARLAN


  /s/ DAVID H. CHOW
---------------------------------------------------
DAVID H. CHOW
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  /s/ JEFFREY M. SIEGAL
---------------------------------------------------
JEFFREY M. SIEGAL



  /s/ TICKER ANTHONY INC.
--------------------------------------------------
TICKER ANTHONY INC., CUSTODIAN
FBO/MARCEL FOURNIER
IRA-R ID# 04-256229



  /s/ HOWARD WEISS
--------------------------------------------------
HOWARD WEISS



  /s/ ELI FEIT, TRUSTEE
--------------------------------------------------
MARC A. WEISS 1994 TRUST



  /s/ ELI FEIT, TRUSTEE
--------------------------------------------------
MICHAEL D. WEISS 1994 TRUST



  /s/ WILLIAM J. LOVEJOY
--------------------------------------------------
WILLIAM J. LOVEJOY



  /s/ SYLVIA F. ROSEN
--------------------------------------------------
SYLVIA F. ROSEN



  /s/ WILLIAM M. PRUELLAGE
--------------------------------------------------
WILLIAM M. PRUELLAGE